UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________
Form 8-K
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2018

_________________________________________________________
Science Applications International Corporation
(Exact name of registrant as specified in its charter)
_________________________________________________________

Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12010 Sunset Hills Road, Reston, VA 20190
(Address of Principal Executive Offices) (Zip Code)
(703) 676-4300
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On October 31, 2018, Science Applications International Corporation (“SAIC”) entered into a Third Amended & Restated Credit Agreement (the “Credit Agreement”), with Citibank, N.A. (“Citibank”), as administrative agent and collateral agent, and certain other agents and lenders party thereto. The Credit Agreement amends and restates SAIC’s prior credit facility, entered into on May 4, 2015 with Citibank and the other parties thereto, in anticipation of the proposed acquisition of Engility Holdings, Inc. pursuant to the Agreement and Plan of Merger dated September 9, 2018 (the “Merger Agreement”), by and among SAIC, Raptors Merger Sub, Inc., a wholly-owned subsidiary of SAIC, and Engility Holdings, Inc. (the “Merger”). The Credit Agreement, among other things, provides for and permits (1) the Merger, (2) the establishment of a senior secured term loan “B” credit facility in an aggregate principal amount of up to $1,050,000,000 (the “Term Loan B”), (3) the establishment of a senior secured term loan “A” credit facility commitment in the amount of $1,068,000,000, which amount shall be automatically reduced to $618,000,000 if the Merger Agreement is terminated or abandoned (the “Term Commitment”), (4) an increase to the existing $200,000,000 revolving credit facility commitment by an additional $200,000,000 upon the effectiveness of the Merger and (5) other amendments, including various amendments that will only become effective upon the effectiveness of the Merger. The Credit Agreement is secured by substantially all of the assets of SAIC and SAIC’s domestic subsidiaries and a pledge of the equity interests in such domestic subsidiaries.
The Term Loan B was funded in full on October 31, 2018 and the proceeds were used to repay all indebtedness for borrowed money under SAIC’s prior credit agreement. Upon the effectiveness of the Merger, the Term Commitment may be drawn in full and the proceeds used to partially finance the Merger, pay fees and expenses associated with the Merger, and for general corporate purposes. If the Merger Agreement is terminated or abandoned, the reduced Term Commitment will be drawn in full and the proceeds used to repay a portion of the Term Loan B. Proceeds under the revolving credit facility commitment will be available for general corporate purposes.
Borrowings under the Credit Agreement will bear interest at a variable rate of interest based on LIBOR or a base rate, plus in each case an applicable margin. Applicable margins with respect to borrowings (a) of the Term Loan B will be 1.75% for LIBOR loans and 0.75% for base rate loans, and (b) under the Term Commitment and the revolving credit facility commitment will range from (a) for LIBOR loans, 1.25% to 2.00% and (b) for base rate loans, 0.25% to 1.00%, in each case based on the then applicable Leverage Ratio (as defined in the Credit Agreement). In addition, under the Credit Agreement, SAIC is required to pay certain per annum commitment fees and fees for letters of credit.
Borrowings under the Term Commitment will amortize quarterly beginning on January 31, 2020 at 1.25% of the original borrowed amount thereunder, with such quarterly amortization payments increasing to 1.875% on January 31, 2021 and then to 2.50% on January 31, 2022. The Term Loan B Facility will amortize quarterly at 0.25% of the original borrowed amount (less any amount repaid with proceeds of a borrowing under the Term Commitment) beginning on January 31, 2019. Beginning with SAIC’s fiscal year ending on or about January 31, 2020, annual mandatory prepayments of a portion of SAIC’s Excess Cash Flow (as defined in the Credit Agreement) will be required. Borrowings under the Term Commitment and the revolving credit facility commitment mature (and the revolving credit facility commitment terminates) on October 31, 2023. The Term Loan B matures on October 31, 2025.
The Credit Agreement contains customary covenants applicable to SAIC and its subsidiaries, which include limitations on: liens, accounting changes, nature of business, hedge agreements, sale leaseback transactions, dividends and issuance of capital stock, further negative pledges, investments, indebtedness, payments of subordinated indebtedness, other indebtedness and agreements, fundamental changes, and asset dispositions. The Credit Agreement also requires the maintenance of a Senior Secured Leverage Ratio (as defined in the Credit Agreement) of not greater than (i) 3.75 to 1.00 until the effectiveness of the Merger, (ii) 4.50 to 1.00 upon the effectiveness of the Merger and for the next succeeding six fiscal quarters, and (iii) 4.00 to 1.00 thereafter; subject to additional modifications as set forth in the Credit Agreement.
The Credit Agreement also contains certain customary events of default, including, among others, defaults based on certain bankruptcy and insolvency events, nonpayment, cross-defaults to other debt, breach of specified covenants, ERISA events, material monetary judgments, change of control events, the material inaccuracy of representations and warranties, invalidity of loan documents or a guarantee, and material invalidity of security interests. If an event of default occurs and is continuing under the Credit Agreement, the Credit Agreement provides that the agent shall at the request, or may with the consent, of the required lenders, terminate the commitments thereunder, declare amounts outstanding, including principal and accrued interest and fees, payable immediately, and enforce any and all rights and interests.

The foregoing description of the Credit Agreement and the transactions contemplated therein is not complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information relating to the Credit Agreement contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Third Amended & Restated Credit Agreement by and among SAIC, Citibank, as administrative agent and collateral agent, and certain other agents and lenders party thereto, dated October 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 5, 2018
Science Applications International Corporation

By:	/s/ Steven G. Mahon
Steven G. Mahon
Executive Vice President, General Counsel and Corporate Secretary